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                     AUTHORIZATION FOR PARTICIPATION IN THE
                   AUTOMATIC DIVIDEND INVESTMENT PLAN FOR THE
                SHAREHOLDERS OF 1838 BOND-DEBENTURE TRADING FUND

First Chicago Trust Company of New York
P. O. Box 2564
Jersey City, New Jersey  07303

                  As a record holder of shares of the Common Stock of 1838 Bond-Debenture Trading Fund (the "Fund"), I desire to invest automatically all distributions and dividends paid by the Fund on its shares of Common Stock now or hereafter registered in my name (from the effective date of this Authorization until such time as this arrangement is terminated as provided below) in additional shares of the Common Stock of the Fund pursuant to the provisions of the Automatic Dividend Investment Plan for the shareholders of the Fund (the "Plan") as set forth below.

                  You are hereby authorized and instructed, as my agent, to act as follows:

                           1. You shall open an account, in my name, to which
                  you shall credit whole and fractional shares of the Common Stock of the Fund properly attributable to me hereunder arising from dividends and other distributions paid by the Fund on its Common Stock. You may mingle any cash in my account with similar funds of other shareholders of the Fund for whom you act as agent under the plan (the "Participants").

                           2. Whenever the Fund declares a dividend or
                  distribution payable either in cash or in shares of Common Stock issued by the Fund at the lower of market price or net asset value per share, (i) you shall take the dividend or distribution in shares of Common Stock of the Fund if the closing market price per share of the Common Stock of the Fund on the New York Stock Exchange on the Friday preceding the payment date of the dividend or distribution (the "Comparison Date") plus the brokerage commission applicable to one such share (based on the then prevailing commission on a transaction involving 100 shares) is 95% or more of the net asset value per share (as determined based upon the market price and net asset value on the Comparison Date), and (ii) if the closing market price per share of the Common Stock of the Fund on the New York Stock Exchange on the Comparison Date plus the brokerage commission applicable to one such share (based on the then prevailing commission on a transaction involving 100 shares) is less than 95% of the net asset value per share on the Comparison Date, you shall take the dividend or distribution in cash and, as soon as practicable thereafter, purchase on my behalf in one or more transactions on the New York Stock Exchange (in accordance with your normal execution practices and in accordance with such instructions as you and the Fund may from time to time agree upon) as many shares of the Common Stock of the Fund as possible. The purchase of such shares on the New York Stock Exchange may be made at such times and on such terms as you may determine. After completing any such purchases in connection with a particular dividend or distribution, you shall credit my account with the number of whole and fractional shares (computed to three decimal places) which is equal to the cash received by you in connection with the particular dividend or distribution on the shares held in my name divided by the average price per share (including all costs of purchase) on all shares purchased in connection with the particular dividend or distribution. I realize that the average price per share actually purchased may, due to market fluctuations, be greater than the net asset value per share was on the Comparison Date. If you do not reinvest the entire dividend or distribution by the close of trading on the last trading day prior to the next record date of the Fund, the uninvested balance of such dividend or distribution in my account shall be remitted to me by check at the time of the notification provided for in paragraph 10. I understand that the rules and regulations of the Securities and Exchange Commission may require you to limit your market purchases or temporarily cease making market purchases for Participants.
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                           3. Whenever the Fund declares a dividend or
                  distribution payable either in cash or in shares of Common Stock issued by the Fund at net asset value per share, you shall take the dividend or distribution in whole and fractional shares of Common Stock if the net asset value per share is equal to or less than the closing market price per share of the Common Stock of the Fund on the New York Stock Exchange on the Comparison Date plus the brokerage commission applicable to one such share (based on the then prevailing commission on a transaction involving 100 shares). As soon as practicable after the payment date, you shall credit my account with the number of whole and fractional shares (computed to three decimal places) which represent my pro rata portion of the total shares received by you on behalf of all Participants.

                           If, however, in such a case, such net asset value per
                  share is greater than such market price (plus such brokerage commission), you shall take the dividend or distribution in cash and, as soon as practicable thereafter, purchase in one or more transactions on the New York Stock Exchange (in accordance with your normal execution practices and in accordance with such instructions as you and the Fund may from time to time agree upon) as many shares of the Common Stock of the Fund as possible. The purchase of such shares on the New York Stock Exchange may be made at such times and on such terms as you may determine. After completing any such purchases in connection with a particular dividend or distribution, you shall credit my account with the number of whole and fractional shares (computed to three decimal places) which is equal to the cash received by you in connection with the particular dividend or distribution on the shares held in my name divided by the average price per share (including all costs of purchase) on all shares purchased in connection with the particular dividend or distribution. I realize that the average price per share actually purchased may due to market fluctuations, be greater than the net asset value per share was on the Comparison Date. If you do not reinvest the entire dividend or distribution by the close of trading on the last trading day prior to the next record date of the Fund, the uninvested balance of such dividend or distribution in each Participant's account shall be remitted to each Participant by check at the time of the notification provided for in paragraph 10. I understand that the rules and regulations of the Securities and Exchange Commission may require you to limit your market purchases or temporarily cease making market purchases for Participants.

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

                           4. This Authorization shall be effective as to all
                  dividends and distributions payable to shareholders of record on any date more than 10 days after the receipt of this Authorization by you, provided however, that this Authorization shall not be effective as to any dividend or distribution unless the Common Stock of the Fund is listed on the New York Stock Exchange on the day preceding the payment date of any such dividend or distribution.

                           5. Whenever you receive or purchase shares or
                  fractional interests for my account, you will send me a notification of the transaction as soon as practicable. You will hold such shares and fractional interests as my agent and may hold them in your name or the name of your nominee. Do not send me stock certificates for shares unless I so request in writing or unless my account is terminated as stated below. You will vote any shares so held for me in accordance with any proxy returned to the Fund by me in respect of the shares of which I am the record holder.

                           6. I understand that there is presently no service
                  charge for your serving as my agent and maintaining my account. You may, however, charge me for extra services performed at my request. I further understand that the Plan may be amended in the future to impose a service charge. In acting as my agent under the Plan, you shall be liable only for acts, omissions, losses, damages or expenses caused by your willful misconduct or gross negligence. In addition, you shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed on any basis whatsoever in connection with the administration of the Plan.

                           7. I understand that if I hold more than one Common
                  Stock Certificate registered in similar but not identical names or if more than one address is shown for me on the Fund's records, all my shares of Common Stock must be put into the same name and address prior to signing this Authorization if all of them are to be covered by one account. I understand that additional shares subsequently acquired by me otherwise than through the Plan will be covered by the Plan if and when they are registered in the same name and address as the shares in my account.

                           8. I understand that participation in the Plan for
                  automatic investment of dividends and distributions does not relieve me of any income or capital gain taxes which may be payable by me on such dividends and distributions.

                           9. I understand that you or the Fund may amend the
                  terms of the Plan and the Fund reserves the right to change the agent which acts for all Participants at any time by giving written notice thereof to each Participant at his address as shown on your records. Any such change shall be effective as to all dividends and distributions payable to shareholders of record on any date more than 30 days after mailing such notice.

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

                           10. I may terminate this Authorization and my
                  participation in the Plan at any time by delivering written notice to you. I understand that you or the Fund may terminate the Plan with respect to all Participants for any reason at any time by sending written notice addressed to Participants at their addresses as shown on your records. I also understand that you may refuse to allow me to participate in the Plan or may terminate the Plan with respect to me by sending written notice if, at any time, you believe that my participation in the Plan may be in violation of applicable law. Any such termination by you, the Fund or me shall be effective as to all dividends and distributions payable to shareholders of record on any date more than 10 days after the mailing of such notice by you or the Fund or the receipt by you of such notice from me. I understand you will terminate my account if the number of shares registered in my name is only a fractional share on any record date for the payment of any dividend or distribution.

                           I understand that, except as provided above for
                  termination by you or the Fund, you will continue to act as my agent and automatically invest all dividends and other distributions on my shares subject to the Plan until the effective date of any termination by me.

                           Following the effective date of termination of my
                  account, you shall send me, at my address shown on your records, a stock certificate or certificates for the whole shares held by you in my account and a check for any uninvested amounts pursuant to paragraphs 2 and 3 and for the value of any factional interest in my account based on the closing price of the Common Stock of the Fund on the New York Stock Exchange on the effective date of the termination.

                           11. My name and account number as show on my Common
                  Stock Certificate or Certificates (including all names if more than one), my address and the number of shares of Common Stock of the Fund presently held by me in this name are as follows:

                           Name or names:
                                          -------------------------------------

                           Account Number:
                                          -------------------------------------

                           Number and Street:
                                             ----------------------------------

                           City, State and Zip Code:
                                                    ---------------------------

                           Number of Shares:
                                            -----------------------------------

                           Certificate Number(s) (if available):
                                                                ---------------

                                                     Signed:
                                                            -------------------

                           Date:
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         Note:             If shares are registered in more than one name,
                           all must sign.


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